    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                            PEREGRINE SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)
                            ------------------------

           DELAWARE                                                             95-3773312

 (State or other jurisdiction           3611 VALLEY CENTRE DRIVE             (I.R.S. Employer
              of                      SAN DIEGO, CALIFORNIA 92130         Identification Number)
incorporation or organization)               (858) 481-5000
                                (Address of principal executive offices)

                            ------------------------

                             1994 STOCK OPTION PLAN
                      1999 NONSTATUTORY STOCK OPTION PLAN
                             ---------------------

                                 ERIC P. DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PEREGRINE SYSTEMS, INC.
                            3611 VALLEY CENTRE DRIVE
                              SAN DIEGO, CA 92130
                                 (858) 481-5000

(Name, address, and telephone number, including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                            DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED          PROPOSED
                TITLE OF                      MAXIMUM           MAXIMUM           MAXIMUM
               SECURITIES                      AMOUNT           OFFERING         AGGREGATE         AMOUNT OF
                 TO BE                         TO BE             PRICE            OFFERING        REGISTRATION
               REGISTERED                    REGISTERED        PER SHARE*          PRICE              FEE
Common Stock, $0.001 par value,
  To be issued under the 1994 Stock
  Option Plan...........................     5,949,792           $29.06         $172,900,956       $43,225.24
Common Stock, $0.001 par value,
  To be issued under the 1999
  Nonstatutory Stock Option Plan........     2,000,000           $29.06         $58,120,000        $14,530.00
Total...................................     7,949,792           $29.06         $231,020,956       $57,755.24

* Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of Peregrine
    Systems, Inc. Common Stock as reported on the Nasdaq National Market on February 5, 2001.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    With respect to the shares of Common Stock hereby registered for issuance under the 1994 Stock Option Plan, the contents of the Registrant's Registration Statements on Form S-8/S-3 as filed with the Commission on October 3, 1997 (File No. 333-37105), on January 22, 1998 (File No. 333-44699), on October 9, 1998
(File No. 333-65541), on August 3, 1999 (File No. 333-84355) and on March 6,
2000 (File No. 333-31850), collectively the 1994 Plan Prior Form S-8s, are incorporated herein by reference.

    With respect to the shares of Common Stock hereby registered for issuance under the 1999 Nonstatutory Stock Option Plan, the contents of the Registrant's Registration Statement on Form S-8 as filed with the Commission on December 21, 2000 (File No. 333-52500), referred to as the 1999 Plan Prior Form S-8, is incorporated herein by reference.

    The Company is registering 7,949,792 shares of its Common Stock under this Registration Statement of which 5,949,792 shares are reserved for issuance under the Company's 1994 Stock Option Plan, and 2,000,000 shares are reserved for issuance under the Company's 1999 Nonstatutory Stock Option Plan. Under the 1994 Plan Prior Form S-8s, the Company registered 32,553,610 shares of its Common Stock that had been or were eligible to be issued under the 1994 Stock Option Plan. Under the 1999 Plan Prior Form S-8, the Company registered 2,995,650 shares of its Common Stock that had been or were eligible to be issued under the 1999 Nonstatutory Stock Option Plan.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

    ITEM 8.  EXHIBITS.

EXHIBIT NO.                               DESCRIPTION
-----------       ------------------------------------------------------------
  5.1             Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

 10.3(a)          1994 Stock Option Plan, as amended through July 1999

 10.3(c)          2000 Stock Option Plan for French Employees (a supplement to the 1994 Stock Option Plan)

 10.3(d)*         1999 Nonstatutory Stock Option Plan

 23.1             Consent of Arthur Andersen, LLP

 23.2             Consent of KPMG LLP

 23.3             Consent of Wilson Sonsini Goodrich and Rosati, P.C.
                    (contained in Exhibit 5.1)

 24.1             Power of Attorney (See page (II-3))

------------------------

* Incorporated by reference to Exhibit 4.1 of Form S-8 filed December 21, 2000 (No. 333-52500).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 8th day of February, 2001.

                                                       PEREGRINE SYSTEMS, INC.

                                                       By:            /s/ STEPHEN P. GARDNER
                                                            -----------------------------------------
                                                                        Stephen P. Gardner
                                                               CHIEF EXECUTIVE OFFICER AND CHAIRMAN

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard T. Nelson and Eric P. Deller and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
               /s/ STEPHEN P. GARDNER                  Chief Executive Officer
     -------------------------------------------         (Principal Executive         February 8, 2001
                 Stephen P. Gardner                      Officer) and Chairman

                                                       Vice President, Chief
                /s/ MATTHEW C. GLESS                     Financial Officer
     -------------------------------------------         (Principal Financial and     February 8, 2001
                  Matthew C. Gless                       Accounting Officer) and
                                                         Director

               /s/ CHRISTOPHER A. COLE
     -------------------------------------------       Director                       February 8, 2001
                 Christopher A. Cole

                 /s/ JOHN J. MOORES
     -------------------------------------------       Director                       February 8, 2001
                   John J. Moores

              /s/ CHARLES E. NOELL, III
     -------------------------------------------       Director                       February 8, 2001
                Charles E. Noell, III

                /s/ WILLIAM D. SAVOY
     -------------------------------------------       Director                       February 8, 2001
                  William D. Savoy

             /s/ THOMAS G. WATROUS, SR.
     -------------------------------------------       Director                       February 8, 2001
               Thomas G. Watrous, Sr.